EXHIBIT 4.03

___________________________________________________________________________





                     SUPPLEMENTAL INDENTURE


                  DATED AS OF February 1, 1996



                      ____________________


               PUBLIC SERVICE COMPANY OF OKLAHOMA

                               TO

                 LIBERTY BANK AND TRUST COMPANY
                OF TULSA, NATIONAL ASSOCIATION,
                           as Trustee


                      ____________________



       (SUPPLEMENTAL TO THE INDENTURE DATED JULY 1, 1945,
     EXECUTED BY PUBLIC SERVICE COMPANY OF OKLAHOMA TO THE
        FIRST NATIONAL BANK AND TRUST COMPANY OF TULSA,
                          AS TRUSTEE)



                      ____________________




              PROVIDING FOR FIRST MORTGAGE BONDS,
                            SERIES X




________________________________________________________________


         THIS INSTRUMENT GRANTS A SECURITY INTEREST BY
   A UTILITY AND CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS


THIS SUPPLEMENTAL INDENTURE, dated as of February 1, 1996, made and entered into by and between PUBLIC SERVICE COMPANY OF OKLAHOMA, a corporation organized and existing under the laws of the State of Oklahoma (hereinafter referred to as the "Company"), and LIBERTY BANK AND TRUST COMPANY OF TULSA, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America and having its principal office or place of business in the City of Tulsa, State of Oklahoma (successor solely by change of corporate name to The First National Bank and Trust Company of Tulsa, hereinafter referred to as "First National"), as Trustee under the Indenture dated July 1, 1945, as amended by the Supplemental Indentures dated, respectively, February 1, 1948, April 1, 1951, March 1, 1953, February 1, 1954, February 1, 1957, May 1, 1958, February 1, 1960, January 1,
     1963, March 1, 1966, January 1, 1969, March 1, 1972, January 1, 1974,
     June 1, 1975, June 1, 1979, December 1, 1979, March 1, 1983, July 6,
     1983, May 1, 1986, July 1, 1992, December 1, 1992, April 1, 1993, and
     June 1, 1993, heretofore executed by and between the Company and the Trustee, said Indenture, as so amended, being hereinafter commonly referred to as the "Indenture"; and said Liberty Bank and Trust Company of Tulsa, National Association, being hereinafter commonly referred to as the "Trustee under the Indenture" or the "Trustee";

                      W I T N E S S E T H:

 WHEREAS, the Company desires, in accordance with the provisions of Article I, Section 6(e) of Article II and Article XVI of the Indenture, to execute this supplemental indenture for the purpose, among other purposes, of (a) creating and authorizing the bonds of Series X; (b) modifying or amending the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided; and (c) describing and specifically conveying, mortgaging, pledging and assigning to the Trustee under the Indenture, upon the trusts and for the purposes of the Indenture, as hereby amended, all such additional properties so constructed or acquired by the Company and now owned by it at the date of the execution hereof, except property of the character of that expressly excepted and excluded from the lien of the Indenture by the terms thereof and except that the descriptions herein contained include only such additional properties so constructed or acquired on or before January 31, 1996;

 WHEREAS, the execution and delivery by the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and the Company has requested, and hereby requests, the Trustee to enter into and join with the Company in the execution and delivery of this supplemental indenture;

 WHEREAS, the Company may issue up to $75,000,000 principal amount of securities designated as "Medium-Term Notes, Series A" (the "Senior Notes") pursuant to the provisions of the Indenture dated as of February 1, 1996 and all indentures supplemental thereto (the "Senior Note Indenture") between the Company and Liberty Bank and Trust Company of Tulsa, National Association, as trustee (said trustee, or any successor trustee under the Senior Note Indenture, being hereafter referred to as the "Senior Note Trustee");

   WHEREAS, in order to secure the Company's obligations to pay principal, premium, if any, and interest on the Senior Notes issued under the Senior
Note Indenture and any other series of securities issued under the Senior
Note Indenture prior to the Release Date (as defined in the Senior Note Indenture), the Company desires to provide for the issuance under the Indenture to the Senior Note Trustee of a new series of bonds designated "First Mortgage Bonds, Series X" which will have the same stated rate of interest, interest payment dates, stated maturity date and redemption provisions and will be in the same aggregate principal amount as the Senior Notes, such First Mortgage Bonds to be issued as registered bonds without coupons in denominations of a multiple of $1,000 and to be substantially in the following form:

                        (See Next Page)
               (Form of face of bond of Series X)

 THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE INDENTURE DATED FEBRUARY 1, 1996, AS SUPPLEMENTED, BETWEEN PUBLIC SERVICE COMPANY OF OKLAHOMA AND LIBERTY BANK AND TRUST COMPANY OF TULSA, N.A., TRUSTEE.

No.
$

               PUBLIC SERVICE COMPANY OF OKLAHOMA
                 First Mortgage Bond, Series X


 Public Service Company of Oklahoma, an Oklahoma corporation (hereinafter referred to as the "Company"), for value received, hereby promises to pay to Liberty Bank and Trust Company of Tulsa, National Association, as trustee under the Indenture dated as of February 1, 1996 (the "Senior Note Indenture") between the Company and Liberty Bank and Trust Company of Tulsa, National Association, or to any successor trustee under the Senior
Note Indenture (said trustee and any successor trustee under the Senior
Note Indenture being hereinafter referred to as the "Senior Note Trustee"), the principal sum of _____________ Dollars on _________ (the "Stated Maturity Date"), and to pay to the registered owner interest on said sum from ________ (the "Original Issue Date"), or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and __________ in each year (each, an "Interest Payment Date") and at the Stated Maturity Date, commencing on the first Interest Payment Date succeeding the Original Issue Date of this Security (unless the Original Issue Date is after the Regular Record Date (as defined in the Senior Note Indenture) and before the immediately following Interest Payment Date, in which case interest payments will commence on the next succeeding Interest Payment Date), at _____% (the "Interest Rate") until said principal sum is paid. Both the principal of and the interest on this bond shall be payable at the principal office or agency of the Company in The City of New York, State of New York, or at the principal office or place of business of the Trustee or its successor in trust under the Indenture, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as shown on the registration books of the Trustee.

 The bonds of this Series X are being issued in connection with the issuance pursuant to the Senior Note Indenture of a series of securities designated the "Medium-Term Notes, Series A" (the "Senior Notes"). The Company's obligations to make payments with respect to the principal of, premium and/or interest on the bonds of Series X shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time any such payment shall be due, the then due principal, premium and/or interest on the Senior Notes shall have been fully or partially paid or there shall have been deposited with the Senior Note Trustee pursuant to Article Four of the Senior Note Indenture sufficient available funds to fully or partially pay the then due principal of, premium, if any, and/or interest on the Senior Notes.

 Upon payment of the principal of, premium, if any, and interest on the Senior Notes, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Article Four of the Senior Notes Indenture, bonds of this Series X in a principal amount equal to the principal amount of the Senior Notes so paid or for which provision for payment has been made, shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated, and such bonds of this Series X shall be surrendered to and canceled by the Trustee.

 From and after the date chosen by the Company which is after such time as all bonds issued under the Indenture (other than bonds of this Series X and bonds of any other series delivered to the Senior Note Trustee pursuant to
Section 1301 of the Senior Note Indenture) have been retired through payment, redemption or otherwise (including those bonds "deemed to be paid" within the meaning of that term as used in Article XII of the First Mortgage Indenture) at, before or after the maturity thereof (the "Release Date"), the bonds of this Series X shall, at the option of the Company, cease to secure the Senior Notes in any manner and be deemed fully paid, satisfied and discharged, and the obligations of the Company hereunder and thereunder shall be terminated. On the Release Date, the bonds of this Series X shall be surrendered to and canceled by the Trustee.

 This bond shall initially be issued in the name of Liberty Bank and Trust Company of Tulsa, National Association as trustee under the Senior Note Indenture and is not transferable except to any successor trustee under the Senior Note Indenture. Any such transfer shall be made as prescribed in the Indenture by the registered holder in person, or by his duly authorized attorney, at the principal office or agency of the Company in The City of New York, State of New York, or at the principal office or place of business of the Trustee or at such other office or agency of the Company as shall be designated from time to time, upon surrender and cancellation of this bond, and thereupon a new bond or bonds of the same series and of authorized denominations for a like aggregate principal amount, and having the same Original Issue Date and Stated Maturity Date, will be issued to the transferee in exchange herefor as provided in the Indenture. Bonds of this Series X are interchangeable as to denominations in the manner and upon the conditions prescribed in the Indenture. No charge shall be made to any holder of any bond of this Series X for any transfer or exchange of bonds except for any tax or taxes or other governmental charge required to be paid in connection therewith.

 The provisions of this bond are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

 This bond shall not be valid or become obligatory for any purpose unless and until it shall have been duly authenticated by the execution by or on behalf of the Trustee or its successor in trust under the Indenture of the Trustee's Certificate in the form endorsed hereon.

 IN WITNESS WHEREOF, Public Service Company of Oklahoma has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice Presidents, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.
 Dated as of
                         PUBLIC SERVICE COMPANY OF OKLAHOMA
[Seal]                   By________________________________
                              President
ATTEST:____________________________
         Secretary
           (Form of reverse side of bond of Series X)

 This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture dated July 1, 1945, executed and delivered by the Company to The First National Bank and Trust Company of Tulsa, as Trustee, and the indentures supplemental thereto dated, respectively, February 1, 1948, April 1, 1951, March 1, 1953, February 1, 1954, February 1, 1957, May 1, 1958, February 1, 1960, January 1, 1963, March 1, 1966, January 1, 1969, March 1, 1972, January 1, 1974,
June 1, 1975, June 1, 1979, December 1, 1979, March 1, 1983, July 6, 1983,
May 1, 1986, July 1, 1992, December 1, 1992, April 1, 1993, and June 1,
1993, and by a further indenture supplemental thereto dated as of February 1, 1996, executed and delivered by the Company to the Trustee prior to the authentication of this bond (said indenture of mortgage, as amended by said supplemental indentures, being hereinafter referred to as the "Indenture"); Liberty Bank and Trust Company of Tulsa, National Association (hereinafter referred to as the "Trustee"), being now the Trustee under the Indenture. Reference to the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and registered owners of said bonds and of the Trustee and of the Company in respect of such security.
By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

 This bond may be redeemed in accordance with Sections 1 and 4 of Article II of the Supplemental Indenture dated as of February 1, 1996.

 In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise; all such liability of incorporators, stockholders, directors and officers being waived and released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

 This bond shall be deemed to be governed by and construed in accordance with the laws of the State of New York.

                     (End of Form of Bond)

 AND WHEREAS, on each of the bonds of Series X (whether in temporary or definitive form) there is to be endorsed a certificate of the Trustee substantially in the following form:

                     Trustee's Certificate

 This bond is one of the bonds of the series designated therein, described in the within-mentioned Indenture.

                              LIBERTY BANK AND TRUST COMPANY OF
                              TULSA, NATIONAL ASSOCIATION,
                                as Trustee



                              By_______________________________
                                   Authorized Signature


 NOW THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustee to the Company, and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and for the purpose of further assuring to the Trustee under the Indenture its title to, or lien upon, the property hereinafter described, under and pursuant to the terms of the Indenture, as hereby amended and for the purpose of further securing the due and punctual payment of the principal of and interest and premium, if any, on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto LIBERTY BANK AND TRUST COMPANY OF TULSA, NATIONAL ASSOCIATION, as Trustee under the Indenture as therein provided, and its successors in the trusts thereby created, and to their assigns all the right, title and interest of the Company in and to any and all premises, plants, property, leases and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal, which have been acquired by the Company, through construction, purchase, grant, consolidation, merger or otherwise, subsequent to June 1, 1993, and which at the date hereof are owned by the Company, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and choses in action not specifically assigned to and pledged with the Trustee, and (c) all tangible personal property held by the Company for sale, lease, rental or consumption in the ordinary course of business, and
(d) the last day of each of the demised terms created by any lease of property now leased to the Company, and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals existing upon, within or under any real estate subject to the lien of the Indenture, and (f) the real estate expressly excepted in and by the Indenture from the lien and operation of the Indenture, and (g) any and all oil, gas and mineral leasehold interests, wells, casing and equipment, and gas gathering lines, owned by or held for the benefit of the Company and expressly excepted in and by the Indenture from the lien and operation of the Indenture.

 Without in any way limiting or restricting the generality of the foregoing description or the foregoing exceptions and reservations, the Company hereby expressly gives, grants, bargains, sells, transfers, assigns, pledges, mortgages, warrants the title to and conveys unto the Trustee under the Indenture, upon the trusts and for the purposes of the Indenture, as hereby amended, the properties of the Company described in Appendix A, if any, to this supplemental indenture (said Appendix A, if any, being incorporated by reference herein with the same force and effect as if set forth in full herein), together with the tenements, hereditaments and appurtenances thereunto belonging or appertaining:

 TO HAVE AND TO HOLD all said property, rights, and interests hereinabove referred to or described and conveyed, assigned, pledged or mortgaged, or intended to be conveyed, assigned, pledged or mortgaged, together with the rents, issues, products and profits therefrom, unto LIBERTY BANK AND TRUST COMPANY OF TULSA, NATIONAL ASSOCIATION, as Trustee under the Indenture, and unto its successor or successors in trust, and their assigns forever, BUT IN TRUST, NEVERTHELESS, upon the trusts, for the purposes and subject to all the terms, conditions, provisions and restrictions of the Indenture, as hereby amended.

 And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby amended, of bonds of Series X and to fix the terms, provisions and characteristics of the bonds of said Series, and to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustee as follows:


                           ARTICLE I

      FORM AND EXECUTION OF FIRST MORTGAGE BONDS, SERIES X

 SECTION 1. A series of bonds issuable under the Indenture, as hereby amended, and to be known and designated as "First Mortgage Bonds, Series X", is hereby created and authorized. The bonds of Series X shall be issued in fully registered form without coupons, substantially in the form thereof hereinbefore recited. Each bond of said Series shall (a) be issued in such principal amount, (b) mature on such date not less than nine months from its Original Issue Date (as hereinafter defined), and (c) have such other terms and conditions, all as shall be specified by the Company in an officers' certificate delivered to the Trustee relating to such bond and referring to this supplemental indenture (such officers' certificate being hereinafter sometimes referred to as the "Issuance Certificate"). Each bond of said Series shall be payable, both as to principal and interest, at the office or agency of the Company in The City of New York, State of New York, or at the principal office or place of business of the Trustee or its successor in trust under the Indenture, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as shown on the registration books of the Trustee.

 Each bond of Series X shall be dated as of its Original Issue Date. The term "Original Issue Date" as used herein shall mean, with respect to any bonds of said Series of identical stated maturity and other terms and conditions, the date of the first authentication and delivery hereunder of such bonds.

 SECTION 2. Subject to the provisions of Article II of this supplemental indenture, the bonds of Series X may be retired through payment, redemption or otherwise be "deemed to be paid" as within the meaning of that term as used in Article XII of the Indenture, prior to maturity.

 SECTION 3. The bonds of Series X shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, which seal may be facsimile, all in the manner provided in Section 6 of
Article I of the Indenture. If the Board of Directors of the Company shall by resolution so provide, bonds of said Series executed on behalf of the Company by its President, a Vice President, its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President, Vice President, Secretary or Assistant Secretary, as the case may be, of the Company or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds of said Series, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture (as hereby modified) and shall be valid and effective for all purposes, provided that all bonds of said Series shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or Vice President and of its Secretary or an Assistant Secretary, and such corporate seal of the Company may be facsimile, and any bonds of Series X on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture (as hereby modified) and such facsimile seal shall be valid and effective for all purposes.

 SECTION 4. The bonds of Series X shall initially be issued in the name of and delivered to Liberty Bank and Trust Company of Tulsa, National Association, the Senior Note Trustee under the Senior Note Indenture. The bonds of Series X will be registered in the name of the Senior Note Trustee or its nominee and will be owned and held by the Senior Note Trustee subject to the provisions of the Senior Note Indenture and supplements thereto, and is not transferable except to a successor trustee under the Senior Note Indenture, as supplemented.

 SECTION 5. Any payment by the Company under its Senior Note Indenture to Liberty Bank and Trust Company of Tulsa, National Association, as Senior Note Trustee, of the principal or interest, if any, on Senior Notes which have been authenticated, secured and delivered under the Senior Note Indenture and any indentures supplemental thereto on the basis of the issuance and delivery of bonds of Series X (other than the application of proceeds of a payment in respect of bonds of Series X) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal or interest on bonds of Series X, as the case may be, which is then due.

 SECTION 6. The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of Series X, as the same shall become due and payable, shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Senior Note Trustee or its nominee, signed by an authorized officer thereof, stating that the principal of specified Senior Notes has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

 SECTION 7. Upon payment of the principal of, premium, if any, and interest on the Senior Notes, whether at maturity or prior to maturity by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with Article Four of the Senior Note Indenture, bonds of Series X in a principal amount equal to the principal amount of the Senior Notes so paid, or for which provision for payment has been made, shall be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated and such bonds of Series X shall be surrendered to and canceled by the Trustee, as according to Article II of this supplemental indenture.

 SECTION 8. From and after the date chosen by the Company which is after such time as all bonds (other than bonds of Series X and bonds of any other series delivered to the Senior Note Trustee pursuant to Section 1301 of the Senior Note Indenture) have been retired through payment, redemption or otherwise (including those bonds "deemed to be paid" within the meaning of that term as used in Article XII of the Indenture) at, before or after the maturity thereof (the "Release Date"), the bonds of Series X shall, at the option of the Company, cease to secure the Senior Notes in any manner and be deemed fully paid, satisfied and discharged and the obligations of the Company thereunder shall be terminated. On the Release Date, the bonds of Series X shall be surrendered to and canceled by the Trustee.

 SECTION 9. The terms and conditions of redemption of the bonds of Series X need not be specified in any bond of Series X if an appropriate reference be made in said bond to the provisions of this supplemental indenture.

 SECTION 10. The bonds of Series X are not transferable or exchangeable except to a successor trustee under the Senior Note Indenture.


                           ARTICLE II

          REDEMPTION OF FIRST MORTGAGE BONDS, SERIES X

 SECTION 1. (a) Upon notice being given of the redemption of all or part of the Senior Notes in accordance with the Senior Note Indenture and such Senior Notes becoming due and payable in accordance with such notice of redemption, the Company shall redeem on the redemption date specified in such notice a principal amount of bonds of Series X equal to the principal amount of Senior Notes to be redeemed, at a redemption price equal to the principal amount of such bonds of Series X to be redeemed, plus a premium equal to the premium payable on the redemption of such Senior Notes, plus accrued interest to such redemption date.

 (b) In the event the principal of all Senior Notes is declared due and payable pursuant to Section 502 of the Senior Note Indenture, the bonds of Series X shall be redeemable in whole upon receipt by the Trustee of a written demand (hereinafter called a "Redemption Demand") from the Senior Note Trustee stating that there has been such declaration, stating that it is acting pursuant to the authorization granted by Section 502 of the Senior Note Indenture, and demanding redemption of all bonds of Series X on a date specified in such Redemption Demand (the "Demand Redemption Date"), which date shall not be less than 10 days nor more than 35 days after the date of the Redemption Demand. The Trustee shall, within 3 days after receiving such Redemption Demand, mail a copy thereof to the Company marked to indicate the date of its receipt by the Trustee. Upon receipt by the Company of such copy of a Redemption Demand, the bonds of Series X shall be redeemed by the Company on the Demand Redemption Date, upon surrender thereof by the Senior Note Trustee to the Trustee, at a redemption price equal to the principal amount thereof, plus accrued interest to the Demand Redemption Date. If a Redemption Demand is rescinded by the Senior Note Trustee by written notice to the Trustee prior to the Demand Redemption Date, the Company shall not be obligated to redeem the bonds of Series X on the Demand Redemption Date; but no such rescission shall extend to or affect any subsequent acceleration of the Senior Notes or impair any right consequent thereon.

 SECTION 2. The Company covenants that, for so long as any bonds of Series X are outstanding, it will take appropriate action so that the bonds of Series X are not redeemed or purchased pursuant to any sinking fund or related requirement provided for in the Original Indenture.

 SECTION 3. The Company covenants and agrees that, prior to the Release Date, it will not take any action (except as required by Article II, Section 1(b) hereof) that would cause the outstanding principal amount of the bonds of Series X to be less than the then outstanding principal amount of the Senior Notes.

 SECTION 4. Redemption of bonds of Series X shall be effected, without further notice by the Company or the Trustee, by the payment by the Company of the applicable redemption price specified in Article II, Section 1 hereof at the place specified for payment of the principal of and interest on such bonds.


                                ARTICLE III

                  AMENDMENTS TO THE INDENTURE

 SECTION 1. Section 1 of Article I of the Indenture is hereby amended by inserting at the conclusion of said section the following sentence:
"Notwithstanding the foregoing, if all bonds of a series are not to be originally issued at the same time (hereinafter referred to as a "series subject to a periodic offering"), beginning with the bonds of Series X and any bonds issued thereafter, each bond of such series shall be dated as of the date of its authentication."

 SECTION 2. Section 2 of Article II of the Indenture is hereby amended by inserting at the conclusion of said section the following paragraph:
"Notwithstanding the foregoing, with respect to bonds of a series subject to a periodic offering, beginning with the bonds of Series X and any bonds issued thereafter, the Trustee will be entitled to receive an order of the President or Vice President of the Company, a copy of a resolution of the Board of Directors, retired securities, if applicable, cash, if applicable, and an officers' certificate, each as specified in this Section 2, and all certificates, orders, opinions, indentures and/or other instruments otherwise required by Sections 5 and 6 of this Article, only once, at or prior to the time of the first authentication and delivery of the bonds of such series. For each issuance of bonds after the initial issuance of bonds of a series subject to a periodic offering, the Company shall be required only to deliver to the Trustee the bond executed by the Company together with a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company requesting the Trustee to authenticate such bonds and to deliver such bond in accordance with the instructions specified by such certificate. Any such certificate shall constitute a representation and warranty by the Company that the statements made in the certificates delivered to the Trustee prior to the authentication and issuance of the first bond of such series are true and correct on the date thereof as if made on and as of the date thereof."

 SECTION 3. Section 3 of Article II of the Indenture is hereby amended by inserting at the conclusion of said section the following paragraph:
"Notwithstanding the foregoing, with respect to bonds of a series subject to a periodic offering, beginning with the bonds of Series X and any bonds issued thereafter, the Trustee will be entitled to receive an order of the President or Vice President of the Company, a copy of a resolution of the Board of Directors, an officers' certificate and engineers' certificates, if applicable, each as specified in this Section 3, and all certificates, orders, opinions, indentures and/or other instruments otherwise required by Sections 5 and 6 of this Article, only once, at or prior to the time of the first authentication and delivery of the bonds of such series. For each issuance of bonds after the initial issuance of bonds of a series subject to a periodic offering, the Company shall be required only to deliver to the Trustee the bond executed by the Company together with a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company requesting the Trustee to authenticate such bonds and to deliver such bond in accordance with the instructions specified by such certificate. Any such certificate shall constitute a representation and warranty by the Company that the statements made in the certificates delivered to the Trustee prior to the authentication and issuance of the first bond of such series are true and correct on the date thereof as if made on and as of the date thereof."

 SECTION 4. Section 4 of Article II of the Indenture is hereby amended by inserting at the conclusion of said section the following paragraph:
"Notwithstanding the foregoing, with respect to bonds of a series subject to a periodic offering, beginning with the bonds of Series X and any bonds issued thereafter, the Trustee will be entitled to receive an order of the President or Vice President of the Company, a resolution of the Board of Directors and cash, each as specified in this Section 4, and all certificates, orders, opinions, indentures and/or other instruments otherwise required by Sections 5 and 6 of this Article, only once, at or prior to the time of the first authentication and delivery of the bonds of such series. For each issuance of bonds after the initial issuance of bonds of a series subject to a periodic offering, the Company shall be required only to deliver to the Trustee the bond executed by the Company together with a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company requesting the Trustee to authenticate such bonds and to deliver such bond in accordance with the instructions specified by such certificate. Any such certificate shall constitute a representation and warranty by the Company that the statements made in the certificates delivered to the Trustee prior to the authentication and issuance of the first bond of such series are true and correct on the date thereof as if made on and as of the date thereof."

 SECTION 5. Section 5 of Article II of the Indenture is hereby amended by inserting at the conclusion of the first paragraph of said section the following sentence: "Notwithstanding the foregoing, with respect to bonds of a series subject to a periodic offering, beginning with the bonds of Series X and any bonds issued thereafter, the Trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements, as otherwise required by this Section 5, only once, at or prior to the time of the first authentication and delivery of the bonds of such series. For each issuance of bonds after the initial issuance of bonds of a series subject to a periodic offering, the Company shall be required only to deliver to the Trustee the bond executed by the Company together with a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company requesting the Trustee to authenticate such bonds and to deliver such bond in accordance with the instructions specified by such certificate. Any such certificate shall constitute a representation and warranty by the Company that the statements made in the certificates delivered to the Trustee prior to the authentication and issuance of the first bond of such series are true and correct on the date thereof as if made on and as of the date thereof."

 SECTION 6. Section 6 of Article II of the Indenture is hereby amended by inserting at the conclusion of said section the following paragraph:
"Notwithstanding the foregoing, with respect to bonds of a series subject to a periodic offering, beginning with the bonds of Series X and any bonds issued thereafter, (i) the Trustee will be entitled to receive opinions of counsel, officers' certificates, and an indenture supplemental to this Indenture, if applicable, as otherwise required by this Section 6, only once, at or prior to the time of the first authentication and delivery of the bonds of such series; (ii) the opinion of counsel required pursuant to
Section 6(b) may be modified to apply only to the payment of any tax due of the time of issuance of such opinion; and (iii) the opinion of counsel required pursuant to Section 6(h) may be modified to state that, upon payment of the tax due in connection with each periodic offering of bonds within a series, the conditions and requirements of the Indenture relating to the authentication and delivery of the bonds requested to be authenticated and delivered will have been complied with. For each issuance of bonds after the initial issuance of bonds of a series subject to a periodic offering, the Company shall be required only to deliver to the Trustee the bond executed by the Company together with a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Company requesting the Trustee to authenticate such bonds and to deliver such bond in accordance with the instructions specified by such certificate. Any such certificate shall constitute a representation and warranty by the Company that the statements made in the certificates delivered to the Trustee prior to the authentication and issuance of the first bond of such series are true and correct on the date thereof as if made on and as of the date thereof."

 SECTION 7. Section 10 of Article III of the Indenture is hereby amended by striking out the words "Series A through Series W, inclusive", wherever the same occur in said section, and by inserting, in lieu thereof, the words "Series A through Series X, inclusive".

 SECTION 8. Section 1 of Article VII of the Indenture is hereby amended by striking out the words "Series A through Series W, inclusive", and by inserting, in lieu thereof, the words "Series A through Series X, inclusive".

                              ARTICLE IV

                            MISCELLANEOUS

  SECTION 1. The provisions of this supplemental indenture shall be effective from and after the date hereof, except that Section 8 of Article III of this supplemental indenture shall become and be effective only on and after the effective date of Article V of the supplemental indenture dated June 1, 1975; and the Indenture, as hereby amended, shall remain in full force and effect.

  SECTION 2. Each reference in the Indenture, or this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as modified by this supplemental indenture, except where the context otherwise indicates.

  SECTION 3. All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the bonds and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended.

  SECTION 4. This supplemental indenture may be simultaneously executed in any number of counterparts and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

  SECTION 5. At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company now outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended, is $380,000,000, consisting of and represented by First Mortgage Bonds of the Company as follows:

Principal      Interest           Maturity
 Series          Rate               Date               Amount
---------      --------         ---------------        -----------
   J           5 1/4%           March 1, 1996          $25,000,000

   K           7 1/4            January 1, 1999         25,000,000

   L           7 3/8            March 1, 2002           30,000,000

   S           7 1/4            July 1, 2003            65,000,000

   T           7 3/8            December 1, 2004        50,000,000

   U           6-1/4            April 1, 2003           35,000,000

   V           7-3/8            April 1, 2023          100,000,000

   W           6-1/2            June 1, 2005            50,000,000

   X*          **               [undetermined]          75,000,000
__________________

  *To be issued by the Company under the Indenture subsequent to the date of execution of this supplemental indenture.

 **Will not be higher than 8 1/4% unless an earnings certificate is delivered to the Trustee pursuant to Section 5 of Article II of the Indenture prior to issuance.

      IN WITNESS WHEREOF, said Public Service Company of Oklahoma has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said Liberty Bank and Trust Company of Tulsa, National Association, for the purpose of entering into and joining with the Company in the execution and delivery of this supplemental indenture, has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, in several counterparts; all as of the day and year first above written.



  (CORPORATE SEAL)             PUBLIC SERVICE COMPANY OF OKLAHOMA

  ATTEST:
                               By_______________________________
  _______________________________             Vice President
      Secretary




  (CORPORATE SEAL)             LIBERTY BANK AND TRUST COMPANY
                               OF TULSA, NATIONAL ASSOCIATION
  ATTEST:

                               By________________________________
                                    Vice President and Trust Officer
  ______________________________
  Assistant Secretary

    STATE OF OKLAHOMA  )
                            ss.
    COUNTY OF TULSA     )


      The foregoing instrument was acknowledged before me this ____ day of__________ , 1996, by Mary M. Polfer, Vice President of Public Service Company of Oklahoma, an Oklahoma corporation, on behalf of the corporation.





  _______________________________
  Notary Public


    (NOTARIAL SEAL)




    My Commission expires __________________, ______


  STATE OF OKLAHOMA  )
                     ss.
  COUNTY OF TULSA    )


      The foregoing instrument was acknowledged before me this ____ day of____________, 1996, by _____________________, a Vice President and
  Trust Officer of Liberty Bank and Trust Company of Tulsa, National Association, a national banking association, on behalf of the corporation.




  _______________________________
  Notary Public

 (NOTARIAL SEAL)




    My Commission expires __________________, ______


  STATE OF OKLAHOMA  )
                     ss.
  COUNTY OF TULSA    )


      The undersigned, being duly sworn, deposes and says that she is the Vice President of Public Service Company of Oklahoma, an Oklahoma corporation, which executed the foregoing instrument, and that said corporation is a utility, as that term is defined in Section 35.01 of Subchapter A, Chapter 35, of the Business and Commerce Code of the State of Texas, being engaged in the generation, transmission or distribution and sale of electric power in the State of Texas.



                                _____________________________________
                                  Mary M. Polfer, Vice President
                                  Public Service Company of Oklahoma



    Subscribed and sworn to before me this ____ day of        , 1996.



    ____________________________
    Notary Public
    My Commission expires




    (NOTARIAL SEAL)